CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports on Dreyfus Emerging Markets Fund and Dreyfus International Growth Fund dated July 10, 2000, which are incorporated by reference, in this Registration Statement (Form N-1A No. 33-58248) of Dreyfus International Funds, Inc.





                                                   ERNST & YOUNG LLP


New York, New York
September 26, 2000